EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 26, 2003, relating to the financial statements of ABC Realty Co. in the Registration Statement on Form SB-2/A dated May 14, 2003, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'



Perrella & Associates
Pompano Beach, Florida
May 14, 2003